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EXHIBIT 10.6

ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT
AND FIRST MODIFICATION OF LEASE AGREEMENT

LANDLORD NAME AND ADDRESS:	SUNRISE MILLS (MLP) LIMITED PARTNERSHIP, a District of Columbia limited partnership 1300 Wilson Boulevard, Suite 400 Arlington, Virginia 22209
TENANT NAME AND ADDRESS:	ARTHUR TREACHER'S, INC., a Florida corporation d/b/a Arthur Treacher's Fish & Chips 7400 Baymeadows Way, Suite 300 Jacksonville, Florida 32256
DATE OF LEASE:	October 3, 1991
LEASED PREMISES:	Space #F237 (700 sf)
SHOPPING CENTER:	Sawgrass Mills Sunrise, Florida
ASSIGNEE NAME AND ADDRESS:	KEBAB KORNER VII, L.L.C., a Florida limited liability company d/b/a Arthur Treacher's/Rhein Haus/French Crepe 600 North Thacker Avenue, Suite A-24 Kississimmee, Florida 34741
NEW GUARANTOR AND ADDRESS:	KEBAB USA, INC., a Florida corporation 600 North Thacker Avenue, Suite A-24 Kississimmee, Florida 34741
EFFECTIVE DATE:	October 3, 2000

RECITAL

        WHEREAS, Landlord and Arthur Treacher's, Inc., a Utah corporation ("Arthur Treacher's #1) have entered into a Lease dated October 3, 1991 ("Lease"), whereby Landlord has leased to Arthur Treacher's #1 the Leased Premises for a term of approximately ten (10) years.

        WHEREAS, by Assignment of Lease dated September 19, 1991 ("Assignment #1), Arthur Treacher's #1 assigned its rights under the Lease to Stanton Management Group, Inc., a Florida corporation ("Stanton").

        WHEREAS, by Assignment, Assumption and Consent Agreement dated March 8, 1993 ("Assignment #2"), Stanton assigned its rights under the Lease to C & D Restaurants, Inc., a Florida corporation ("C&D Restaurants").

        WHEREAS, by Agreement to Purchase Assets dated February 28, 1997 ("Purchase Agreement"), C&D Restaurants sells its rights, title, and assets in the business and under the Lease to Arthur Treacher's Inc., a Florida corporation ("Tenant").

        WHEREAS, the Lease, the Assignment #1, the Assignment #2 and the Purchase Agreement are herein collectively referred to as the "Lease."

        WHEREAS, it is the desire of the parties to now enter into this Assignment, Assumption and Consent Agreement and First Modification of Lease Agreement ("Agreement"), whereby Tenant assigns its rights under the Lease to Assignee and Assignee assumes the responsibilities and obligations of Tenant thereunder and the Lease is modified to release Tenant, to add a Guarantor, to extend Term, to amend the Minimum Rent and the Percentage Rent, to provide for remodeling of the Leased Premises, to amend the Permitted Use and the Trade Name, to add a Security Deposit, to amend the Radius, to amend Common Area Maintenance Expenses, to amend Promotion Fund Contribution, and to amend Advertisement, all as provided for hereunder.

        NOW, THEREFORE, in consideration of the mutual promises herein contained, $10.00, and other good and valuable consideration, Tenant hereby transfers and assigns to Assignee all its right, title and interest in and to the Lease together with any other monies which now or hereafter are to become due to Tenant from Landlord.

        TO HAVE AND TO HOLD the same unto Assignee and its successors and assigns from the Effective Date and continuing until the end or termination of the Term mentioned in the Lease, subject to the rents, covenants, conditions and provisions therein also mentioned.

        1.     Assignee hereby assumes for the benefit of Landlord under the Lease the performance of all the obligations of Tenant accruing since the Effective Date and agrees to pay all Rent, additional rent, and other charges until the termination of the Lease and will well and truly perform all the terms, covenants, provisions and conditions of the Lease herein assigned, all with the full force and effect as if Assignee had signed the Lease originally as Tenant named therein.

        2.     Assignee hereby agrees to defend, indemnify and save harmless Tenant from all manners of suit, actions, damages, charges and expense, including attorney and counsel fees that Tenant may sustain by reason of Assignee's failure to pay the rent reserved in the Lease or by reason of Assignee's breach of any of the terms, covenants and conditions of the Lease.

        3.     On the Effective Date, Tenant shall be relieved of its obligations for the prompt payment and performance of all the terms, covenants, conditions and provisions of the Lease required to be performed on the part of Tenant therein.

        4.     Tenant in consideration of the execution of this Agreement by Landlord hereby releases and discharges Landlord, its employees, and its successors and assigns from any and all claims, suits, actions or causes of action arising out of or pursuant to the Lease.

        5.     Assignee hereby agrees that the obligations herein assumed by Assignee shall inure jointly and severally to Landlord and its successors and assigns in interest as Landlord under the Lease and Assignee shall be deemed Tenant under the Lease.

        6.     There shall be no further assignments of the Lease or sublettings without the express written consent of Landlord.

        7.     Tenant shall, upon execution of this Agreement, pay to Landlord a fee in the sum of Five Hundred and 00/100ths Dollars ($500.00) for Landlord's review and processing of such request.

        8.     Landlord has executed this Agreement for the purpose of evidencing its consent to the within assignment.

        NOW, FURTHER, THEREFORE, in consideration of the mutual covenants herein contained, Landlord and Assignee as "Tenant" under the Lease do hereby agree to modify the Lease as follows, such modifications to be effective upon the full execution of this Agreement:

1.
TERM.    Notwithstanding anything to the contrary contained in the Lease or the Data Sheet, the Term of the Lease is hereby extended from the Effective Date of this Agreement (the "Rent Adjustment Date") for a period of approximately eight (8) years (the "Extension Period") and the Extension Period shall expire on the last day of the same month in which the Effective Date occurred.

2.
MINIMUM RENT:

  Extension Period:

  From the Rent Adjustment Date and continuing through the second (2nd) year of the Extension Period, the sum of $49,000.00 annually ($70.00 psf), payable in equal consecutive monthly installments of $4,083.33 each.

  Beginning with the third (3rd) year and continuing through the fifth (5th) year of the Extension Period, the sum of $53,550.00 annually ($76.50 psf), payable in equal consecutive monthly installments of $4,462.50 each.

  Beginning with the sixth (6th) year and continuing through the expiration of the Extension Period, the sum of $58,520.00 annually ($83.60 psf), payable in equal consecutive monthly installments of $4,876.67 each.

3.
PERCENTAGE RENT:

  Extension Period:

  From the Rent Adjustment Date and continuing through the second (2nd) year of the Extension Period, 8% (the "Percentage Factor") of Gross Sales made each Lease Year in excess of $612,500.00 ($875.00 per square foot) (which sum is herein called the "Sales Break Point").

  Beginning the third (3rd) year and continuing through the fifth (5th) year of the Extension Period, 8% (the "Percentage Factor") of Gross Sales made each Lease Year in excess of $669,375.00 ($956.25 per square foot) (which sum is herein called the "Sales Break Point").

  Beginning with the sixth (6th) year and continuing through the expiration of the Extension Period, 8% (the "Percentage Factor") of Gross Sales made each Lease Year in excess of $731,500.00 ($1,045.00 per square foot) (which sum is herein called the "Sales Break Point").

4.
SECURITY DEPOSIT.    Upon execution of this Agreement, Paragraph (6) of the Data Sheet shall be deleted and replaced with the following:

  "Section 2.04: Security Deposit: $13, 985.33"

  Assignee, as Tenant shall, upon Tenant's execution of this Agreement, pay to Landlord the Security Deposit in the sum of Thirteen Thousand Nine Hundred Eighty Five and 33/100ths Dollars ($13,985.33).

  On page 7 of the Lease, the following language shall be inserted.

  "Section 2.4. Security Deposit. The amount set forth in the Data Sheet as a security deposit is payable by Tenant to Landlord upon Tenant's execution of this Agreement, which sum shall be held by Landlord as security against any default by Tenant in the performance of the covenants, conditions and agreements of the Lease. The security deposit may, at Landlord's option, be applied by Landlord against any default in any of the terms, provisions or conditions of the Lease. Landlord shall not be obligated to keep such security deposit in a separate fund but may commingle the security deposit with its own funds. A mortgagee-in-possession of the Leased Premises, or any interest therein, through public or private foreclosure or the acceptance of a deed in lieu thereof, shall have no liability to Tenant for return of all or any portion of the security deposit, unless, and then only to the extent that, such mortgagee has acknowledged receipt of all or any portion of Tenant's security deposit. In the event Landlord applies the security deposit in whole or in part against a default by Tenant, Tenant shall, upon demand by Landlord, deposit sufficient funds to maintain the security deposit in the initial amount. The failure of Tenant to maintain the security deposit in the initial amount as stated shall constitute a failure to pay Rent and shall carry with it the consequences set forth under Article XIV of the Lease. Upon the expiration of the Term thereof, the security deposit, if not applied toward the payment of Rent in arrears or toward the payment of damages suffered by Landlord by reason of Tenant's breach of the Lease, is to be returned to Tenant without interest, except as provided by law, but in no event is such security deposit to be returned until Tenant has vacated the Leased Premises, delivered possession thereof to Landlord, and fully satisfied Tenant's obligations under the Lease. Notwithstanding the acceptance by Landlord of Tenant's security deposit, the Lease shall not be deemed effective until the Effective Date of this Agreement.

5.
PERMITTED USE and TRADE NAME.    On the Effective Date, Paragraph (7) of the Data Sheet shall be deleted and replaced with the following:

  "Section 4.01: Permitted Use:

  For the operation of a fast food restaurant selling items typically sold in Arthur Treacher's restaurants, including Fish & Chips, Chicken & Chips, Shrimp & Chips, Popcorn Shrimp & Chips, Fish Sandwich, Chicken Sandwich, Fried Chicken, Broiled Fish Dinner, Mashed Potato/Gravy, and Biscuits; items sold by French Crepe, including Crepes with the following fillings: Ice Cream, Vegetables, Beef, Chicken, Cheese, Fruit, Cream Cheese, and Ham and items carried by Rhein Haus German Food, including, Schnitzel, White Bratwurst, Spicy Bratwurst, Knackwurst, Currywurst, Veal Loaf Sandwich, Greek Salad, House Salad, Chicken Salad, Beef Doner, Chicken Doner, Ghoulash, German Potato Salad, Brownie, German Pastries and Beer/Wine for consumption within the Food Court Common Facilities only.

        Trade Name:    Arthur Treacher's/Rhein Haus/French Crepe"

  Tenant must replace its storefront sign, in accordance with the provision of Section 4.03 of the Lease, to reflect the new Trade Name within sixty (60) days of the execution of this Agreement.

6.
TENANT'S WORK.

          (a)   Within thirty (30) days after the execution and delivery of this Agreement by Landlord, Tenant shall furnish to Landlord for Landlord's approval, two (2) sets of plans and specifications done in accordance with the Tenant Handbook which shall provide for the remodeling of the Leased Premises, including without limitation, utilities, interior finish (including refinishing counters and new menu board for display), painting, signage and fixturing plans, together with mechanical and electrical specifications with respect to the work to be performed and the installations to be made by Tenant in order to fit the Leased Premises for use by Tenant in the conduct of its business ("Tenant's Work"). Tenant agrees, at its sole cost and expense, to construct and make such improvements in the Leased Premises in accordance with the approved plans and specifications. Tenant shall be allowed to close the Leased Premises for a period not to exceed thirty (30) days ("Remodel Period") to perform Tenant's Work and Tenant shall continue to pay all Minimum Rent and additional rent due under the Lease. Tenant has inspected the Leased Premises, is familiar with its condition and accepts same "as is" and in its present condition and Landlord shall not be obligated to do any further construction or to make any additional improvements in the Leased Premises, except as may otherwise be expressly provided herein. The taking of the Leased Premises by Tenant for the performance of Tenant's Work shall be conclusive evidence that at such time the Leased Premises were in satisfactory condition except that this provision shall not be deemed to release Landlord from its obligation to make such repairs as are elsewhere set forth herein as Landlord's obligation to make. If Landlord shall, within thirty (30) days after receipt of Tenant's plans and specifications, notify Tenant of any objections to such plans and specifications, Tenant shall make necessary revisions and resubmit the same within thirty (30) days after such notice. Landlord's approval will be evidenced by endorsement to that effect on the plans and specifications, one set to be retained by Landlord and one set by Tenant. Tenant understands that Landlord's approval of its plans and specifications is primarily for conceptual purposes and such approval shall not constitute a representation or warranty of any kind with respect thereto, including, without limitation, cost of Tenant's Work, compliance with governmental requirements or suitability of design.

          As soon as practicable after the plans and specifications are made available to Landlord and Landlord shall have approved Tenant's plans and specifications, Tenant shall enter the Leased Premises and shall proceed with due diligence and dispatch to make improvements and install fixtures and other equipment and a full stock of inventory therein, in accordance with the approved plans and specifications and all governmental requirements. Such work and installation shall not interfere with any work to be done by Landlord in other portions of the Shopping Center, shall be done with labor which is not incompatible with other labor employed at the Shopping Center without creating any conflict or work stoppage with, under or as a result of any labor agreement to which Landlord or its contractors may be a party, and in compliance with such rules and regulations as Landlord may reasonably make. Landlord shall have no responsibility or liability whatsoever for any loss of or damage to any fixtures or other equipment or inventory installed or left in the Leased Premises, and Tenant's entry on and occupancy of the Leased Premises shall be governed by and subject to all the provisions, covenants and conditions of this Lease. Tenant shall obtain and furnish to Landlord to be delivered not later than the expiration of the Remodel Period, lien waivers from all contractors, subcontractors and materialmen, a building permit, licenses, certificates and approvals with respect to work done and installations made by Tenant that may be required from the governmental authorities with respect to Tenant's Work, use and occupancy and shall open for business to the public not later than the expiration of the Remodel Period.

7.
RADIUS.    As of the date of this Agreement, Section 4.08 of the Lease and all related Rider inserts shall be deleted in their entirety and replaced with the following language:

  "Tenant acknowledges that the Retail Development draws it customers from a large geographic area, relying in part on regional and international tourism, and that the success of the Retail Development and income of the Landlord therefrom are dependent upon maximum customer traffic within the Retail Development. In addition, Tenant acknowledges that Landlord is relying on the generation of Percentage Rent from Tenant's Gross Sales at the Leased Premises. During the Term, in the event Tenant, or any person, firm or corporation who or which controls or is controlled by Tenant (an "Affiliate") shall directly or indirectly, either individually or as a partner or stockholder or otherwise, own, operate, or become financially interested in any business similar to or in competition with the business of Tenant described in Article IV ("competing business"), which business is conducted within the Area (as said term is herein defined), then the Gross Sales (as said term is defined in this Lease) of any such competing business within said Area shall be included in Tenant's Gross Sales made from the Leased Premises and the Percentage Rent hereunder shall be computed upon the aggregate of Tenant's Gross Sales made from the Leased Premises and made from each such competing business then conducted within said Area. Tenant shall be obligated to provide Landlord with full and complete Gross Sales information and reports with respect to any competing business within the Area in accordance with the requirements of

  Article II of this Lease and Tenant shall be obligated to include the applicable portion of the Gross Sales of such competing business with the Gross Sales of the Leased Premises and to pay Percentage Rent thereon in accordance with the terms of this Lease. The "Area" shall be defined as (i) the area falling within a radius of five (5) miles, measured from the outside boundary of the Retail Development and (ii) the area falling within a radius of ten (10) miles measured from the midpoint of the main air traffic control tower for Miami International Airport as of the date of this First Modification of Lease Agreement.x This Section 4.08 shall not apply to any competing business which is open and is being operated by Tenant within said Area on the date of this First Modification of Lease Agreement."

x
Except for the Coral Square Mall in Coral Springs, and the Miami International Mall in Miami.

8.
COMMON AREA MAINTENANCE EXPENSES.    On the Effective Date, Section 5.02 shall be modified as follows and all references to Section 5.02 in the Rider shall be deleted in its entirety:

  On page 11 of the Lease, line 50, the word "proportionate" shall be deleted.

  On page 12 of the Lease, line 19, the word "proportionate" shall be deleted.

  On page 12 of the Lease, line 22, delete the comma after the word "kind" and insert a period, and lines 22 - 37, beginning with the word "based" and continuing through to the words "Section 5.02" shall be deleted.

  The following language shall be inserted at the end of Section 5.02 (a) of the Lease.

  "Notwithstanding anything to the contrary contained herein, Tenant's share of Common Area Maintenance Expenses from the Effective Date through December 31 of the same year of the Effective Date shall equal Eleven and 95/100ths Dollars ($11.95) per square foot of floor area in the Leased Premises per Lease Year (proportionately reduced for a partial Lease Year). Thereafter, through the expiration of the Extension Period and Option Period, if any, Tenant's share of Common Area Maintenance Expenses shall increase by five percent (5%) per Lease Year over the prior Lease Year's per square foot charge."

9.
PROMOTION FUND CONTRIBUTION.    On the Effective Date, Section 13.02 of the Rider shall be modified as follows:

  On page 2, Section 13.02 of the Rider, the words "$2,500.00 per year." shall be deleted and the words "Four Thousand and 00/100ths Dollars ($4,000.00) per year." shall be inserted in its place.

10.
ADVERTISEMENTS.    On the Effective Date, Section 13.03 of the Lease shall be modified as follows:

  On page 20 of the Lease, line 13, the words "four (4) times" shall be deleted and the words "one (1) time" shall be inserted in its place.

11.
The undersigned, Kebab USA, Inc., a Florida corporation, as the new Guarantor of the Lease, as assigned and assumed by this Agreement, do hereby consent to the Lease as amended by this Agreement and acknowledge and affirm pursuant to the terms of that certain Guaranty dated of even date herewith that they will assume responsibility for the obligations of Assignee under the Lease.

12.
Except as expressly modified in this Agreement, all the terms, covenants and conditions of said Lease shall remain the same and in full force and effect, shall be binding on the parties hereto, and are hereby ratified and affirmed. Unless specifically defined herein, the capitalized terms used in this Agreement shall have the meanings defined in the Lease.

[signatures appear on next page]

        IN WITNESS WHEREREOF, Landlord, Tenant and Assignee have executed this Agreement as of the 3rd day of October 2000.

WITNESS:	LANDLORD:
SUNRISE MILLS (MLP) LIMITED PARTNERSHIP, a District of Columbia limited partnership
	By:	Sunrise Mills, L.L.C., a Delaware limited liability company
	Its:	General Partner
	By:	Sunrise Mills/MLP, L.L.C., a Delaware limited liability company
	Its:	Executive Manager
	By:	The Mills Limited Partnership, a Delaware limited partnership
	Its:	Executive Manager
	By:	The Mills Corporation, a Delaware corporation
	Its:	General Partner
/s/ [ILLEGIBLE] 10/3/00	By:	/s/ JUDITH BERSON Judith Berson
/s/ [ILLEGIBLE]		Executive Vice President
WITNESS/ATTEST:	TENANT:
ARTHUR TREACHER' S, INC., a Florida corporation
	By:	/s/ [ILLEGIBLE]
	Its:	President
Tenant's corporate seal:
WITNESS/ATTEST:	ASSIGNEE:
KEBAB KORNER VII, L.L.C., a Florida limited liability corporation
/s/ MARY ELLEN SILVERMAN	By:	/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]	Its:	Mgr.
Assignee's corporate seal:

ACKNOWLEDGMENT OF LANDLORD

COMMONWEALTH OF VIRGINIA	)
)ss
COUNTY OF ARLINGTON	)

On this 3rd day of October 2000, before me personally appeared Judith Berson to me known to be the person who executed the foregoing Assignment, Assumption and Consent Agreement and First Modification of Lease Agreement and acknowledged before me that she was duly authorized and did execute same on behalf of Sunrise Mills (MLP) Limited Partnership, a District of Columbia limited partnership.

ELAINE SHIRVY CHIN Notary Public, Commonwealth of Virginia Arlington County My Commission expires: November 30, 2003	/s/ ELAINE SHIRVY CHIN Notary Public, Commonwealth of Virginia My Commission Expires November 30, 2003
[SEAL]

ACKNOWLEDGMENT OF CORPORATE TENANT

STATE OF	)
)ss.
COUNTY OF	)

        On this       day of                   , 200  , before me personally appeared                        , to me personally known, who, being by me duly sworn, did for himself/herself say that he/she is the            of ARTHUR TREACHER' S INC., a Florida corporation, the corporation named in and which executed the within instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors and acknowledged before me said instrument to be the free act and deed of said corporation.

Notary Public My Commission expires:

ACKNOWLEDGMENT OF ASSIGNEE

STATE OF Florida	)
)ss.
COUNTY OF Orange	)

        On this 13th day of July, 2000, before me personally appeared Manfred Schmidt, to me personally known, who, being by me duly sworn, did for himself/herself say that he is the Manager of KEBAB KORNER VII, L.L.C., a Florida limited liability company, the corporation named in and which executed the within instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors and acknowledged before me said instrument to be the free act and deed of said corporation.

/s/ MARY ELLEN SILVERMAN Notary Public My Commission expires:
MARY ELLEN SILVERMAN Notary Public, State of Florida My Comm. Expires Feb. 15, 2002 Comm. No. CC 716777

GUARANTY

        ANNEXED TO AND FORMING A PART OF LEASE DATED OCTOBER 31, 1991, AS ASSIGNED, BY AND BETWEEN SUNRISE MILLS (MLP) LIMITED PARTNERSHIP, A DISTRICT OF COLUMBIA LIMITED PARTNERSHIP, AS LANDLORD AND KEBAB KORNER VII, L.L.C., A FLORIDA LIMITED LIABILITY COMPANY, AS TENANT.

        The undersigned, KEBAB USA, INC., a Florida corporation, having an address at 600 North Thacker Avenue, Suite A-24, Kississimmee, Florida 34741, in consideration of the leasing of the Leased Premises described in the annexed Lease ("Lease") to the above named Tenant ("Tenant"), does hereby covenant and agree as follows:

A.
The undersigned does hereby guarantee the full, faithful and timely payment and performance by Tenant of all the payments, covenants and other obligations of Tenant under or pursuant to the Lease. If Tenant shall default at any time in the payment of any rent or any other sums, costs or charges whatsoever, or in the performance of any of the other covenants and obligations of Tenant, under or pursuant to the Lease, then the undersigned, at its expense, shall on demand of the Landlord fully and promptly, and will and truly, pay all rent, sums, costs and charges to be paid by Tenant, and perform all the other covenants and obligations to be performed by Tenant, under or pursuant to the Lease, and in addition shall on Landlord's demand pay to Landlord any and all sums due to Landlord, including (without limitation) all interest on past due obligations of Tenant, cost advanced by Landlord, and damages and all expenses (including attorneys' fees and litigation cost), that may arise in consequence of Tenant's default. The undersigned hereby waives all requirements of notice of the acceptance of the Guaranty and all requirements of notice of breach of nonperformance by Tenant.

B.
The obligations of the undersigned hereunder are independent of, and may exceed, the obligations of Tenant. A separate action or actions may, at Landlord's option, be brought and prosecuted against the undersigned, whether or not any action, is first or subsequently brought against Tenant, or whether or not Tenant is joined in any such action, and the undersigned may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with or based upon the Lease. The undersigned waives any right to require Landlord to proceed against Tenant or pursue any other remedy in Landlord's power whatsoever, any right to complain of delay in the enforcement of Landlord's rights under the Lease, and any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant, or otherwise.

C.
The Guaranty shall remain and continue in full force and effect and shall not discharge in whole or in part notwithstanding (whether prior or subsequent to the execution hereof) any alteration, renewal, extension, modification, amendment or assignment of, or subletting, concession, franchising, licensing or permitting under, the Lease. The undersigned hereby waives notices of any of the foregoing, and agrees that the liability of the undersigned here under shall be based upon the obligations of Tenant set forth in the Lease as the same may be altered, renewed, extended, modified, amended or assigned. For the purpose of the Guaranty and the obligations and liabilities of the undersigned hereunder, "Tenant" shall be deemed to include any and all concessionaires, licensees, franchisees, department operators, assignees, subtenants, permittees or others directly or indirectly operating or conducting a business in or from the Leased Premises, as fully as if any of the same were the named Tenant under the Lease.

D.
The undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral at any time given the security for Tenant's obligations (including other guaranties) and/or released Tenant from the performance of its obligations under the Lease.

E.
This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant, of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of the Lease in any such proceedings or otherwise.

F.
If the Lease is guaranteed by more than one party, their obligations shall be joint and several, and the release of one of such guarantors shall not release any other of such guarantors.

G.
The Guaranty shall be applicable to and binding upon the heirs, executors, administrators, representatives, successors and assigns of Landlord, Tenant and the Guarantor(s). Landlord may, without notice, assign this Guaranty in whole or in part.

H.
In the event that Landlord should institute any suit against the Guarantor(s) for violation of or to enforce any of the covenants or conditions of this Guaranty or to enforce any right of Landlord hereunder, or should the undersigned institute any suit against Landlord arising out of or in connection with this Guaranty, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party, to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to the fees of its attorney(s) in the reasonable amount thereof, to be determined by the court and taxed as a part of the cost therein.

I.
Guarantor(s) hereby waive trial by jury in any action, proceeding or counterclaim brought on, or in respect of, any matter whatsoever arising out of or in any way connected with this Guaranty, the Lease, the relationship of Landlord and Guarantor(s) hereunder, and/or any claim of injury or damage.

J.
The execution of this Guaranty prior to the execution of the Lease shall not invalidate this Guaranty or lessen the obligations of Guarantor(s) hereunder.

        IN WITNESS WHEREOF, the undersigned has executed this Guaranty this 13th day of July, 2000.

WITNESS/ATTEST:	GUARANTOR:
KEBAB USA, INC., a Florida corporation
/s/ MARY ELLEN SILVERMAN	By:	/s/ [ILLEGIBLE]
	Its:	President

ACKNOWLEDGMENT OF CORPORATE GUARANTOR

STATE OF Florida	)
)ss.
COUNTY OF Orange	)

        On this 13th day of July, 2000, before me personally appeared Manfred Schmidt, to me personally known, who, being by me duly sworn, did for himself/herself say that he is the Manager of KEBAB USA, INC., a Florida corporation, the corporation named in and which executed the within instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors and acknowledged before me said instrument to be the free act and deed of said corporation.

/s/ MARY ELLEN SILVERMAN Notary Public My Commission expires:
MARY ELLEN SILVERMAN Notary Public, State of Florida My Comm. Expires Feb. 15, 2002 Comm. No. CC 716777

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ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT AND FIRST MODIFICATION OF LEASE AGREEMENT